Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated October 1, 2004, on the financial statements and financial highlights of Pioneer Short Term Income Fund included in the Annual Report to the Shareowners for the year ended August 31, 2004 as filed with the Securities and Exchange Commission on October 29, 2004 (Accession No. 0001286364-04-000014) in Post-Effective Amendment Number 1 to the Registration Statement (Form N-1A No. 333-114423) of Pioneer Short Term Income Fund.



/s/ Ernst & Young LLP
Boston, Massachusetts
November 30, 2004